Exhibit 10.3

NONCOMPETITION AGREEMENT

This NONCOMPETITION AGREEMENT (this “Agreement”) is made as of the 18th day of January, 2011 between Workstream Inc., a Canadian corporation (“Workstream”), Incentives Advisors, LLC, an Arizona limited liability company and wholly-owned subsidiary of Workstream (the “Company”), and _____________, an individual residing in the State of Arizona (“Seller”).

W I T N E S S E T H

WHEREAS, Workstream, Seller and the other party thereto have entered into that certain letter agreement, dated January 18, 2011 (the “Purchase Agreement”), pursuant to which Workstream has acquired 100% of the outstanding Membership Units of the Company; and

WHEREAS, as a condition precedent to the consummation of the transactions contemplated by the Purchase Agreement, Workstream and Seller (each, a “Party” and collectively, the “Parties”) shall have entered into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained herein, the Parties, intending to be legally bound, agree as follows:

SECTION 1.
DEFINED TERMS; CONSTRUCTION

1.1        Defined Terms.  As used in this Agreement the following terms shall have the following meanings:

“Affiliate” means, with respect to a Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person.  The term “control”, as used in the immediately preceding sentence, shall mean with respect to a corporation or a limited liability company the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the controlled corporation or limited liability company, and, with respect to any partnership, trust, or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

“Agreement” has the meaning provided in the introductory paragraph.

“Business” means the business conducted by Workstream, the Company or any Relevant Company as of the date of this Agreement. With regard to the Arizona tax credit division, this includes hiring tax credit and training grant programs.

“Company” has the meaning provided in the introductory paragraph.

“Employment Agreement” means that certain Employment Agreement between the Company and Seller dated the date hereof.

“Person” means and includes natural persons, corporations, limited liability partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Purchase Agreement” has the meaning provided in the first WHEREAS paragraph.

“Relevant Company” means any Affiliate of Workstream or the Company that engages in a business that is similar to the Business.

“Seller” has the meaning provided in the introductory paragraph.

“Territory” means the State of Arizona and each other jurisdiction or marketing area in which Workstream, the Company or any Relevant Company or any of their successors or assigns has contracted to do business, is doing business, is qualified to do business, or has contracted to acquire or merge with any other Person engaged in substantially the same business as the Business.

“Workstream” has the meaning provided in the introductory paragraph.

1.2        Construction. The following rules shall apply to the construction of this Agreement unless the context requires otherwise:  (a) the singular includes the plural, and the plural the singular; (b) words importing any gender include the other gender and the neuter; (c) references to statutes are to be construed as including all statutory provisions consolidating, and all regulations promulgated pursuant to, such statutes; (d) references to “writing” include printing, photocopy, typing and other means of reproducing words in a tangible visible form; (e) the words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”; (f) references to the introductory paragraph, recitals, sections (or clauses or subdivisions of sections) or schedules are to those of this Agreement unless otherwise indicated; (g) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent that such amendments and other modifications are permitted or not prohibited by the terms of this Agreement; (h) section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose; and (i) references to Persons include their respective permitted successors and assigns.

SECTION 2.
NONCOMPETITION

2.1        Agreement Not to Compete.  In consideration of Workstream consummating the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller agrees that for a period of eighteen (18) months following the date hereof, the Seller will not:

(a)        within the Territory directly or indirectly own, manage, operate, control, consult with, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business that (i) competes with the Business, or (ii) is engaged in substantially the same business as the Business or (iii) provides similar or comparable services as those provided by Workstream, the Company or any Relevant Company to the past or present clients and customers of such Person. Notwithstanding the foregoing, the restrictions provided under this Section 2.1(a) with respect only to the Arizona tax credits portion of the business shall continue for a period of six (6) months following the date hereof and not the eighteen (18) months otherwise provided for hereunder.  For the purposes of this clause (a), ownership of securities of a publicly-held corporation in which Seller does not  possess beneficial ownership of more than five (5%) percent of the voting capital stock of such corporation or participate in any management or advisory capacity shall not be prohibited; or

(b)        employ, solicit for employment or otherwise contract for the services of any employee of Workstream, the Company or any Relevant Company during the effectiveness of this Agreement; or

(c)        in any way interfere with relationship of Workstream, the Company or any Relevant Company with any customer, vendor, supplier or other professional or business relation of Workstream, the Company or any Relevant Company.

2.2        Enforceability.  It is the desire and intent of the Parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  If at the time of enforcement of any of the agreements contained in this Section 2 a court shall hold that the duration, scope or area or restrictions stated therein are unreasonable under the circumstances then existing, it is agreed that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

SECTION 3.
REPRESENTATIONS AND WARRANTIES

3.1        Representations and Warranties of Seller.  Seller represents and warrants that:

(a)        he has the legal capacity and full right to enter into this Agreement and to perform his obligations hereunder;

(b)        this Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(c)        neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by Seller, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency or court to which Seller is subject or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which Seller is a party or by which Seller is bound or to which any of Seller’s material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of Seller’s assets); and

(d)        Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order to consummate the transactions contemplated by the Agreement.

3.2        Representations and Warranties of Workstream.  Workstream represents and warrants that:

(a)        it has the power and authority to enter into the Agreement and to perform its obligations hereunder;

(b)        this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance;

(c)        neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby by it, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which it is subject or any provision of its organizational documents or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material agreement, contract, lease, license, instrument or other material arrangement to which it is a party or by which it is bound or to which any of its material assets is subject (or result in the imposition of any lien, security interest or other encumbrance upon any of its assets); and

(d)        it need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Person in order to consummate the transactions contemplated by the Agreement.

SECTION 4.
MISCELLANEOUS

4.1        No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted transferees and assigns.

4.2        Entire Agreement.  This Agreement (including the documents referred to herein), the Purchase Agreement (including the documents referred to therein) and the Employment

Agreement (which is a separate and distinct agreement between the Company and Seller enforceable in accordance with its own terms and which shall not be affected by the existence or terms of this Agreement) constitute the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

4.3        Remedies.  Seller hereby acknowledges and agrees that: (a) the rights, obligations and duties of Seller under this Agreement are necessary for the protection of the legitimate business interests of Workstream and the Company at the times set forth herein; (b) the agreements of the Parties set forth in this Agreement are an integral part of the Purchase Agreement, without which transactions contemplated in and by the Purchase Agreement would not close; (c) the scope of the obligations set forth in this Agreement is reasonable in time, geography and types and limitations of activities restricted; and (d) the breach of this Agreement will be such that the party harmed by such breach will not have an adequate remedy at law.  The Parties recognize that the performance of the obligations under this Agreement by Seller is special, unique and extraordinary in character, and that in the event of the breach by Seller of the terms and conditions of this Agreement to be performed by him, Workstream and/or the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Agreement, or to enforce the specific performance thereof by Seller or to enjoin Seller from performing services for any other Person.

4.4        Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted transferees and assigns.  Seller may not assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Workstream or the Company.

4.5        Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

4.6        Notices.  Any notice or other communication required or permitted under this Agreement shall be sufficiently given if delivered in person or sent by facsimile or by registered or certified mail, postage prepaid, addressed as follows:

(a)	if to Workstream, to:

Workstream Inc.
485 N. Keller Road, Suite 500
Maitland, FL  32751
Attention: Chief Operating Officer
Facsimile: ____________________

(b)	if to Seller, to:

__________________
__________________
__________________
Facsimile: _____________________

or such other address or number as shall be furnished in writing by any such Party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by facsimile or two business days after it is mailed.

4.7        Governing Law.  THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, AND ALL MATTERS RELATING HERETO, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ARIZONA (EXCLUSIVE OF CONFLICTS OF LAWS PRINCIPLES) APPLICABLE TO AGREEMENTS EXECUTED AND TO BE PERFORMED SOLELY WITHIN SUCH STATE.

4.8        Jurisdiction.  Any judicial proceeding brought against any of the Parties on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of Arizona, and, by execution and delivery of this Agreement, each of the Parties accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  The prevailing party in any such litigation shall be entitled to receive from the losing party all costs and expenses, including reasonable counsel fees, incurred by the prevailing party.

4.9        Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

4.10      Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

4.11      Expenses.  Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

[Signature page follows]

IN WITNESS WHEREOF the Parties have executed this Noncompetition Agreement on and as of the date first above written.

WORKSTREAM INC.

By: __________________________
Name:
Title:

INCENTIVES ADVISORS, LLC

By: __________________________
Name:
Title:

______________________________
[_____________]